UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 1, 2014 (June 25, 2014)

KATE SPADE & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Park Avenue, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) On June 25, 2014, the Board of Directors (the “Board”) of Kate Spade & Company (the “Company”), upon the recommendation of the Company’s Nominating and Governance Committee, elected Douglas Mack, 45, as a member of the Board, for a term to expire at the Company’s 2015 Annual Meeting of Stockholders. For serving as a Director during 2014, pursuant to the Company’s current director compensation program (the “Director Program”), Mr. Mack will receive a $75,000 retainer, including $50,000 payable in the form of shares of the Company’s common stock (the “Common Stock”), which amounts represent a pro-rata portion of the $150,000 annual director retainer under the Director Program (which includes $100,000 payable in Common Stock), based on the number of months remaining in calendar year  2014,  and $1,000 for each meeting attended. The Board has determined that Mr. Mack  is “independent,” as such term is defined under the Registrant’s Corporate Governance Guidelines and the New York Stock Exchange Corporate Governance listing standards. Further details are contained in a Press Release issued by the Company on June 26, 2014, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 26, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATE SPADE & COMPANY

Date: July 1, 2014	By:	/s/ Christopher T. Di Nardo
	Name:	Christopher T. Di Nardo
	Title:	Senior Vice President –General Counsel
and Secretary

EXHIBIT LISTING

Exhibit No.	Description

99.1	Press Release dated June 26, 2014.